UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 8, 2014 at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of Pharmacyclics, Inc. (the “Company”), the Company’s stockholders voted to approve the Company’s 2014 Equity Incentive Award Plan (the “2014 Plan”).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2014, the Company adopted a 2014 corporate cash bonus plan applicable to all employees of the Company, including its named and other executive officers, other than the Company’s Principal Executive Officer.  The target amount to be paid pursuant to the corporate cash bonus plan to an employee is a percentage of such employee’s salary generally ranging from 10% to 50% as determined by their executive level and whether corporate, department and personal goals are met, provided such percentage can increase or decrease depending on such employee’s overall performance in the determination of the Company’s Compensation Committee with respect to the Company’s executive officers and in the determination of the Company’s senior management with respect to all other employees.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting the following four matters were put forth to the stockholders to be voted on: (1) the election of seven (7) directors to serve until the 2015 annual meeting and until their successors are duly elected and qualified; (2) the approval of the 2014 Plan; (3) a proposal to consider and approve an advisory resolution regarding the compensation of the Company’s named executive officers; and (4) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.  All directors were elected, proposals two and three were approved and proposal four was ratified.

The total number of shares of Common Stock voted in person or by proxy at the 2014 Annual Meeting was 69,737,822, representing approximately 92.95% of the 75,025,090 shares outstanding and entitled to vote at the 2014 Annual Meeting.  Each of the matters submitted to a vote of the Company’s stockholders at the 2014 Annual Meeting was approved by the requisite vote of the Company’s stockholders.  Set forth below is the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable.

Nominee	For	Withheld
Robert W. Duggan	58,945,974	1,170,201
Robert F. Booth, Ph.D.	58,663,846	1,452,329
Kenneth A. Clark	58,890,927	1,225,248
Eric H. Halvorson	59,715,338	400,837
Minesh P. Mehta, M.D.	59,837,947	278,228
David D. Smith, Ph.D.	59,727,674	388,501
Richard A. van den Broek	59,635,188	480,987

Proposal	For	Against	Abstain	Broker Non-Votes
Approval of the 2014 Equity Incentive Award Plan	58,898,901	1,040,596	176,678	9,621,647
Approval of an advisory resolution regarding the compensation of the Company’s named executive officers	59,688,015	241,591	186,569	9,621,647
Ratification of the appointment of PricewaterhouseCoopers LLP	69,305,965	261,951	169,906

Item 8.01	Other Events.

On May 9, 2014, upon the recommendation of the Company’s Compensation Committee, the Board of Directors approved an increase in the annual retainer paid to each member of the Board of Directors from $16,000 to $32,000, payable quarterly.  Board members may elect to receive their compensation in the form of fully vested non-qualified stock options with a face value equal to three (3) times the amount of cash compensation earned.  Additionally on May 9, 2014, the Board also approved the grant of stock options to purchase 3,750 shares of the Company’s common stock to each of the non-employee members of the Board of Directors.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	2014 Equity Incentive Award Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

May 14, 2014
PHARMACYCLICS, INC.

	By:	/s/ Manmeet S. Soni
		Name:	Manmeet S. Soni
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	2014 Equity Incentive Award Plan